                                                                   Exhibit 10.28

                                               No. 1 of [Issue of the Same Text]

                                                                      (page 1/1)

Asyst Japan Inc.            CONFIRMATION OF BALANCE
                                                                  April 11, 2001
Second Kaneko Bldg., 7th Floor
2-6-23 Shin Yokohama
Kohoku-ku, Yokohama 222-0033
                                                 TOKYO MITSUBISHI BANK CO., LTD.
                                                 Shin Yokohama Branch
                                                 TEL. 045 (476) 0461

                  The following is an accurate description of
                   your loan balance as of March 31, 2001.
                Moreover, general overdrafts are not included.

Type                            Amount                               Notes
------------------------------------------------------------------------------------------
Loans on bills                         (Y)0*
------------------------------------------------------------------------------------------
Loans on deeds                         (Y)0*
------------------------------------------------------------------------------------------
Commercial bills                       (Y)0*
------------------------------------------------------------------------------------------
Overdrawn accounts           (Y)200,000,000*
------------------------------------------------------------------------------------------
                    (below intentionally left blank)   special overdraft account portion
------------------------------------------------------------------------------------------

 The amount given in this certificate has not been corrected.

                                                             [For New Contracts]
                         AGREEMENT ON BANK TRANSACTIONS

Each of Asyst Japan Inc. (hereafter called "A") and Tokyo Mitsubishi Bank (hereafter called "B") does hereby agree to be bound by the following terms and conditions with respect to banking transactions made by and between A and B:

Article 1 (Scope of Application)

(1) A and B agree that all loans on bills, discount transactions, loans on deeds, overdraft accounts, bank acceptance transactions (such as security commission transactions), foreign exchange transactions, financial and other derivatives transactions, security transactions, and other banking transactions made by and between A and B by which A bears liability to B shall be governed by this Agreement.

(2) This agreement shall also apply in the event bills drawn, endorsed, accepted, whether in act of honor or otherwise, or guaranteed by A are acquired by B through any transactions with a third party or parties.

     However, in this case, Article 2, Article 6, Article 10 (4), and Article 14 shall not apply.

(3) In the event A and B have agreed separately on articles and sections differing from this Agreement, such separate agreements shall take precedence over the corresponding articles of this Agreement.

Article 2 (Bills and Debt Liability)

     In the event A receives an overdraft by bill from B, B may demand payment by either bill or overdraft bond.

Article 3 (Interest and Default Interest)

(1) Commitments regarding the rate at which interest, discount charges, guarantee fees, and handling fees (hereafter called "interest and the like") shall accrue or the amount thereof determined between A and B and the method and date(s) of payment, in the event of a change in financial market conditions or where A or B has just reason to do so, A or B may request an adjustment to a level generally considered resonable.


(2) In the event there is a change in credit protection of B by reasons including but not limited to a change in financial status or an increase or decrease in value of security or collateral at A, the rate at which interest and the like shall accrue shall be adjusted in the same manner as in the preceding Section.

(3) In the event a transaction by fixed interest is agreed upon separately in writing, the above Section (2) shall not apply.

(4) In the event A becomes unable to discharge its liability to B, A shall pay damages at a rate of 14% per annum applied to the amount of payment due. However, damages shall not apply to interest, discount charges, and guarantee fees. The method of calculation in this case shall be calculation of the ratio of number of days out of 365 days in a year.

Article 4 (Security and Collateral)

(1) In the event a reason occurs for A to require B to protect its credit, including but not limited to reduction in value of security or collateral or credit instability by A or a guarantor of A, and B demands this by determining a suitable term, security or collateral approved by B or an increase in security or collateral shall be inserted, or a guarantor shall be raised or added.

(2) In the event A becomes unable to discharge its bond to B, B may enforce the security interest it has in or over any of the security and collateral furnished by or for A hereunder or any part thereof, sell or otherwise dispose of the same in accordance with the applicable statutory procedures or in such other manner and at such time, for such price and under such other terms and conditions as B may consider reasonably proper, and apply the proceeds realized therefrom less the costs of such enforcement to the payment of any and all amounts which A then owes B, the statutory priority order of application, if any, notwithstanding. Moreover, in the event of any remaining bond, A shall discharge this promptly. In the event a surplus in proceeds acquired is generated after proceeds have been assigned to discharge the liability of A, B shall return this surplus to the rightful party.

(3) In the event A becomes unable to discharge its bond to B, any of the movable assets, bills, notes, or other securities currently possessed by B may be collected or disposed by B, in which event, B agrees to handle this entirely in accordance with the preceding Section.

(4) Security and collateral in this Article shall include legal mortgage rights including but not limited to liens and preoccupation rights.

Article 5 (Events of Default and Acceleration)

(1) A agrees that in case where any of the following Events of Default occurs at any time with respect to A, any and all amounts which A may then owe B shall immediately become due and payable by acceleration without any notice or demand from B, and A shall promptly pay the same to B:

     1. In the event A suspends payment in general or a petition for bankruptcy, civil rehabilitation, corporate reorganization or arrangement, or special liquidation is filed by or against A;

     2. In the event A is disqualified by any clearing house to deal in or with notes or bills; and

     3. In the event an order or notice of garnishment or attachment, whether provisional, preservative, or otherwise, is dispatched to B at any time with respect to any deposits of A and/or A's guarantors with B and other liabilities to B and/or any amount which B then owes A or any of A's guarantors; Moreover, regarding garnishment or attachment of amounts which B then owes A or any of A's guarantors, in the event B will give the benefit of time as before upon A notifying B without delay of an intent to insert security or collateral approved by B, B shall notify A to this effect in writing. However, the effect of this shall not encumber behavior by B already executed based on immediate payment by acceleration.

     4. In the event a notice from B addressed to A goes unaccountably astray and does not reach the notification address.

(2) A further agrees that in case where any of the following Events of Default occurs at any time with respect to A, any and all amounts which A may then owe B shall, upon demand by B, immediately become due and payable by acceleration, and A shall promptly pay the same to B:

     However, in case of demand by B, in the event B will give the benefit of time as before upon A notifying B in writing without delay to the effect that there is no obstruction to full payment of its liability to B, B shall notify A to this effect in writing. However, the effect of this shall not encumber behavior by B already executed based on immediate payment by acceleration.

     1. In the event A fails or is late discharging even part of its liability to B;

     2. In the event any property furnished to B as security or collateral by or for A becomes subject to an order of garnishment or attachment, or public auction procedures are commenced in respect thereof;

     3. In the event A violates the Agreement on Bank Transactions with B, or in the event a reasons occurs including but not limited to a major error in documentation indicating financial status reported to B or presented to B in accordance with Article 12;

     4. In the event even one of the preceding Section or any section of this article applies to a guarantor of A to B; and

     5. In the event B has suitable reason to believe that it is otherwise compelled to protect claims in accordance with the preceding Section.

(3) A still further agrees that in the event any of the notices or demand mentioned above is delayed in delivery or fails to reach its intended recipient due to any fault on the part of A including but not limited to failure to inform B of a new address in a timely manner, such amount shall become immediately due and payable by acceleration when such notice or demand would have reached its intended recipient in the ordinary course of delivery.

Article 6 (Repurchase of Discounted Bills and Notes)

(1)  A agrees that in case where any of the Events of Default mentioned in
     Article 5(1) hereof occurs with respect to A at any time, then A shall promptly buy back from B any and all notes and bills which A has had discounted by B and which still remain outstanding then at their respective face value and fully pay their purchase price to B in cash without any notice or demand from B. The same shall also apply in case where the drawer or acceptor of any note or bill which A has had discounted by B fails to pay any amount payable thereunder on its due date or any of the Events of Default mentioned in Article 5(1) hereof occurs with respect to such drawer or acceptor at any time while such note or bill remains outstanding.

(2) In addition to the foregoing, in the event B at any time has reason to believe that it is otherwise compelled to do so for the protection of any o the claims, rights, and interests which it may have under or with respect to any outstanding notes or bills discounted by B at the request of A and on that basis requests that A promptly buy back from B all or any of such notes and bills at their respective face value and fully pay their purchase price to B in cash, then A shall promptly comply with such request.

     Moreover, A further agrees that in the event any notice or demand is delayed in delivery or fails to reach its intended recipient due to any fault on the part of A including but not limited to failure to inform B of a new address in a timely manner, such amount shall become immediately due and payable by acceleration when such notice or demand would have reached its intended recipient in the ordinary course of delivery.

Article 7 (Setoff and Appropriation of Refund)

(1) In the event A is required to pay any amount to B at any time, whether on its agreed due date or as a result of acceleration, as a result of his obligation to buy back any discounted note or bill or of exercise of any right of recourse against A by B or otherwise, B may, at its option, set off at any time thereafter any amount which it then owes A, whether in the form of outstanding deposit or otherwise or whether the same is then due and payable or not, against the first-mentioned amount in their equal amounts.

(2) In the event B is entitled at any time to set off any sum which A may then owe B against any portion of the credit balance of the account of A with B pursuant to Article 7(1) above, B may, without prior notice and omitting set procedures, withdraw an amount equal to such sum from the account of A and apply the same for the payment of such sum on behalf of A instead of exercising its right of setoff. In such cases, B shall notify A of the results of appropriation.

(3) In the event B at any time sets off any amount which it owes A against any sum due and payable by A to B or withdraws any amount from the account of A to pay such sum pursuant to Article 7(2), interest, discount charges, fees including but not limited to guarantee fees and handling fees, default interest, premiums, collection charges, and liquidation charges on or with respect to such amount or sum shall continue to accrue until the date on which B makes actual calculations for such setoff or withdrawal purposes. In addition, such interest, discount charges, fees including but not limited to guarantee fees and handling fees, default interest, premiums, collection charges, and liquidation charges shall continue to accrue at such reasonable rates as B may then specify in the absence of any agreement between the parties hereto with respect thereto. For the purpose of converting any amount expressed in the one currency to another for such setoff or withdrawal purposes, the foreign exchange rate between the two currencies involved quoted by B on such calculation day shall apply.

(4) A may, at any time at its option, use all or any part of any of its deposits with B which are then due and repayable or any other receivables from B then due and payable to set off any sum which A may then owe B in their equal amounts, whether such sum is then due and payable or not. Moreover, in the event A at any time desires to exercise its right of setoff to set off the amount payable by A under any note or bill which A has had discounted by B at any time before its maturity date, A may do so by assuming the obligation to buy such note or bill back from B at its face value:

     1. In the event B sets off the obligation to buy back any discounted note or bill that is currently being retransferred;

     2.  In the event payoff or setoff is subject to legal restrictions; and

     3. In the event payoff or setoff violates any agreement between A and B regarding repayment before a bill or note is due and payable.

(5) When A at any time sets off any amount which A owes B against all or any part of any of its deposits with B which are then due and repayable or any other receivables from B then due and payable in their equal amounts pursuant to Article 7(4) above, A shall give B written notice to that effect and promptly present to B the relevant deposit certificate, other evidence of indebtedness of B, and/or passbook of the account of A with B.

(6) In the event A at any time sets off any amount which A owes B against any sum due and payable by B to A, interest, discount charges, fees including but not limited to guarantee fees and handling fees, default interest, premiums, collection charges, and liquidation charges on or with respect to such amount or sum shall continue to accrue until the date of receipt by B of the notice of A of setoff. Moreover, such interest, discount charges, fees including but not limited to guarantee fees and handling fees, default interest, premiums, collection charges, and liquidation charges shall continue to accrue until at such reasonable rates as B may then specify in the absence of any agreement between the parties hereto with respect thereto. It is agreed for the purpose of converting any amount expressed in the one currency to another for such setoff or withdrawal purposes, the foreign exchange rate between the two currencies involved quoted by B on the date on which B makes actual calculation for such setoff purposes. In the event that additional fees such as advance payment of fees are established in relation to repayment prior to due date, such agreed upon fees shall apply hereto.

Article 8 (Presentment and Delivery of Bills and Notes)

     (1) In the event any amount which the Client owes the Bank is evidenced by a note or a bill, it is agreed that the Bank shall return the bill or note in its possession against the Client's debt at a later date if the Bank chooses to use any amount which the Client owes the Bank However, if such bill or note has not yet become due and payable, the Bank may retain the same in its possession to collect the amount payable at its maturity without returning the same.

     (2) In the event the Client is entitled to return of any note or bill as a result of any offset or repayment effected pursuant to Article 7 and is notified by the Bank, the Client shall visit the Bank to receive such bill or note without delay.

     (3) In the event the Bank chooses to use any amount which the Client owes it and which is evidenced by a note or bill in its capacity as the holder in due course of such note or bill to set off or deduct any amount which it then owes the Client pursuant to Article 7, it shall not be required to present or deliver to the Client such note or bill only in the following instances. Further, the receipt of the note or bill will be in accordance with the preceding section, (i) the Bank does not know his whereabouts; (ii) the Client has designated the Bank as the place of payment of such note or bill; (iii) it is difficult to deliver such bill or note to him due to incidents or natural disasters that is beyond its control; or (iv) it has other justifiable reasons to omit its presentation or delivery to him because it is placed in the collection process, in transit or otherwise.

     (4) In the event the Client, at any time after any offset or deduction pursuant to Article 7 still owes the Bank any amount which is immediately due and payable, and if there is a note that has any other person or entity who could otherwise been held liable thereunder in addition to the Client, then the Bank may retain such note or bill in its possession and present for collection and dispose of the same to repay any debt.

Article 9 (Designation of Order of Appropriation)

     (1) In the event it is found at the time of any payment by the Client or any offset or deduction made pursuant to Article 7 that any sum paid by the Client or the then credit balance of his account with the Bank, as the case may be, is insufficient to fully pay off any and all amounts which the Client then owes the Bank, it shall be agreed that either the Client or the Bank may apply such sum or credit balance to the payment of such amount or any portion thereof in such application order as it may consider appropriate under the circumstances.

          Furthermore, if any sum paid by the Client is insufficient to fully pay off all the amounts which the Client then owes to the Bank, he may apply such sum or credit balance for the payment in such application order as it may consider appropriate under the circumstances.
          In such case, in the event either the Client or the Bank does not exercise the right to designate the order of application, the other side may apply such right whichever the case maybe.

     (2) Pursuant to the section (1) above if the Bank designates such application order, the Client shall raise no objections to such application.

     (3) Notwithstanding any designation made by the Client, the Bank may, if it finds that compliance with such designation may cause any difficulty in the course of protection of the rights, claims and interests which it may have against the Client, then it shall promptly notify the Client of its objection thereto in writing and thereupon may apply available funds or credit balance for the payment of the amounts which he then owes the Bank or any part thereof in such order of application as it may consider appropriate in view of all the relevant factors including but not limited to the quality and value of the assets, if any, furnished to it as security or collateral by or for the Client, the existence of security or guarantors furnished to it by him, if any, their due dates and prospects for the discounted notes and bills being fully honored on their respective due dates.

          In the event the Bank proceeds with its appropriation order, it shall notify the Client the result thereof.

     (4) The Bank may, when making any application pursuant to Article 9(1), 9(2) or 9(3) above at any time, assume for such application purposes that any and all amounts which the Client then owes the Bank but which have not yet become due and payable have nevertheless become immediately due and payable by acceleration and that with respect to those outstanding notes and bills which the Bank shall have discounted or accepted for the Client by that time the Client has irrevocably and unconditionally undertaken to repurchase then or make himself subject to the Bank's right of recourses with respect thereto, should they fail to be honored when due, and the Bank may effectuate such application in such order of application as it may consider appropriate under the circumstances.

Article 10 (Risks and Indemnification)

     (1) The Client agrees that in the event any note or bills drawn, endorsed, accepted, or guaranteed by the Client or any other instruments executed by him for submission or presentation to the Bank are lost, destroyed, damaged or delayed in arrival due to any unavoidable circumstances such as, but without limitation, incidents, calamities, accidents during the transit, he shall pay any and all amounts payable by it thereunder based on the relevant entries maintained in the Bank's records including but not limited to its books of account and vouchers. Furthermore, the client shall upon the Bank's request, promptly execute and deliver to the Bank substitute notes, bills or instruments.

          The Client agrees that in the event any of the property and assets provided by or for him to the Bank as security or collateral are lost, destroyed, damaged or delayed in arrival due to any unavoidable circumstances such as, but without limitation, incidents, calamities, accidents during the transit, he shall pay any and all amounts payable by it thereunder based on the relevant entries maintained in the Bank's records including but not limited to its books of account and vouchers, that he shall, upon the Bank's request, promptly execute and deliver to the Bank substitute collateral.

     (2) The Client agrees that any and all risks of loss or damage with respect to the foregoing in Article 10(1) shall always rest with him except those caused by any fault on the part of the Bank.

     (3) It is agreed that the debt provide for Client notes shall not be effected and even if the creditor's right cannot be established due to the deficiency in such bill, note or other instrument conditions or descriptions which renders the instruments null and void.

     (4) The Client expressly agrees that the Bank may rely on, when executing any banking transaction with or for him, any and all notes, bills and other instruments that may be purportedly made, drawn, executed or accepted by or for the Client, if the Bank is reasonable satisfied, upon comparison with reasonable care his seal or signature affixed thereto with his authorized seal or signature appearing on the up-to-date authorized seal or signature card submitted by him to and in the possession of the Bank, that his seal or signature thereunto affixed is his genuine authorized seal or signature; that he shall indemnify and hold the Bank harmless from and against any and all losses and damage resulting out of any forgery or any unauthorized use of his seal or signature or other irregularity involved in such notes, bills, or instruments notwithstanding; and that he shall remain to be bound by its obligations under such notes, bills and instruments in accordance with the terms and conditions thereof written or printed thereon.

     (5) The Client shall be fully and solely liable for any and all costs and expenses that may be incurred by or for the Bank for the enforcement or protection of any of the rights, claims and interests which the Bank may have against the Client hereunder, enforcement or disposition of any of the property or assets provided by or for him to the Bank as security or collateral hereunder or those incurred by the Bank for helping the Client protect any of his own rights, claims and interests.

Article 11 (Subsequent Changes in Registered Matters)

     (1) The Client agrees that when there arises any change of the matters previously registered or notified to or with the Bank hereunder including but not limited to his authorized seal or signature, name, corporate name, the name of his representative office or any of his authorized signatories and his address, he shall promptly notify the Bank of such change in writing.

     (2) If any notice or other communication issued or sent by the Bank hereunder to the Client shall have been delayed in delivery or failed to reach him because of any failure on his part including but not limited to his failure to notify the Bank of any such change in a timely manner, or if the Client refuses the Bank's request, the same shall nevertheless be deemed to have reached him at the time when the same would have other wise reached in the ordinary course of mail.

Article 12 (Reporting and Investigation)

     (1) The Client agrees that he shall periodically furnish copies of his latest financial statements such as but without limitation balance sheets and income statements.

     (2) The Client agrees that he shall, from time to time upon the Bank's request, promptly furnish or render the Bank with such documents, reports, services and/or facilities as the Bank may consider reasonably necessary to enable it to check his financial position, operational conditions and his business performance.

     (3) The Client agrees that in the event there arises, or the possibility arises of, any substantially change in the financial position, operational conditions and/or business performance, he shall promptly notify the Bank thereof.


Article 13 (Applicable Bank Offices)

     It is agreed that each and all sections of this agreement shall apply commonly to any and all banking and business transactions made hereunder between the head and branch offices of the Client and the Bank.

Article 14 (Court of Competent Jurisdiction and Governing Laws)

     (1) The Client and the Bank agree that this Agreement and any and all transactions made or contemplated hereunder shall be governed by and construed in accordance with the laws of Japan.

     (2) The Client and the Bank agree that any court having jurisdiction over the place where the Bank's head office or its Shinyokohama branch office whose name is first above written is from time to time located shall have the jurisdiction over any and all legal proceedings that may become necessary to solve any and all disputes arising out of or in connection with any transactions made or contemplated hereunder.

Article 15 (Termination)

     It is agreed that as long as the Client owes the Bank no outstanding amount of any kind whatsoever, the Agreement shall be terminated if either the Client or the Bank notify the other party of its intention to terminate the Agreement in writing after one month of the receipt of such notification by the other party.

------------
  Revenue
  Stamp
  4000 yen
------------

March 22, Heisei 13 [2001]
The Client

 Address           2-6-23 Shinyokohama, Kohokuku, Yokohamashi           Ashisuto Japan
                   Ashisuto Japan Kabushiki Kaisya                     Kabushiki Kaisha
                                                                        Representative
 Name              Representative Director                               Director Seal
                   Take[illegible] Nashimoto
                   Jyosui

   ______________________________________________________

The Bank

Address       2-4-17 Shinyokohama, Kohokuku, Yokohamashi
              The Tokyo-Mitsubishi Bank, Ltd.                            Seal of
              Shinyokohama Branch                                      Shinyokohama
                                                                          Branch
Name          Branch Manager                                             Manager
              Fumio Tanabe

   ______________________________________________________

                          [illegible] (Customer Copy)

                                   - Copy -

To: Messrs The Tokyo-Mitsubishi Bank, Ltd.    March 22, Heisei 13[2001]

                                      Address:
                                      Applicant: _____________________________
                                      Address:
                                      Joint Guarantor: _______________________
                                      Address:
                                      Joint Guarantor: _______________________

I request to open an overdraft account hereunder in accordance with the agreement for opening an overdraft account (special account) (revolving #
0001)(hereunder "the agreement") filed separately on March 13, Heisei 13 [2001].

(indicate with )                Contents of Account                                                                        Note

Voluntary repayment
-------------------
(1) Method of                   I will pay any outstanding amount in full at the time of transaction expiration if         A/C #
repayment                       the expiration date is not extended.                                                       (   )

(2) Method of                   I will pay interest in advance in the amount claimed on __ month __ day (base date)
interest payment                each yr and on the base date every __ months as stated below.
                                1) Initial date: I will pay interest in advance starting from and inclusive of the date utilizing the a/c to the next payment date 2) the second payment date and onward: I will pay interest in advance from the day after the interest payment date
                                (last payment date will be the final date of repayment)

(3) Holidays                    If the above repayment or interest payment date falls on a holiday, the payment date will be the following  (1  2  3 ) (indicate with __)

Lump-sum repayment
------------------
(1) Method of repayment         Period of overdraft for every overdraft a/c from the utilizing date to the repayment       A/C #
                                date will be ( 0 ) yr ( 6 ) months, and I will pay the claimed amount in full on the       (0001)
                                expiration date.

(2) Method of interest          Interest payment will be as follows (indicate with __)
payment                            Pay in installments: I will pay the overdraft interest on March 31 (base date)
                                each yr and on the base date of every one month as indicated below.


                                1) Initial payment: I will pay interest from the initial a/c utilizing date to the next interest payment day in advance. 2) Second payment date and onward: I will pay interest in advance from the day after the interest payment day to the next interest payment date (final payment date will be the final date of repayment)

(3) Holidays                    If the above payment or repayment date falls on a holiday, payment day will be
                                (1 2 3) (indicate with __)

Installment payment
-------------------

(1) Method of repayment         I will pay the refund amount claimed in installments on __ month __ day (base date)        A/C #
                                each yr and on the base date in every __ months as stated below.                           (   )
                                1) number of installments are ___ Each installment amount to be paid is calculated by the pay-back amount claimed divided by the number of installments (under 1,000 yen will be omitted) and any balance will be added to the final installment. 2) The first installment due date will be as follows: (indicate with __)  the first installment payment due date after the day the overdraft a/c is utilized.  the number of deferred payments will be __ time(s), and the first installment date will be the next installment date of the deferred dates following day after the overdraft utilizing date.
(2) Method of interest          I will pay in advance overdraft interest in accordance with the repayment installment
payment                         amount claimed on base date of the above (1), each yr and on base date every __
                                months. 1) Initial payment: I will pay the interest in advance from the day a/c is utilized to the second interest payment due date. 2) Second payment onward: I will pay the interest in advance from the day after the previous payment day (final payment date will be the date of repayment)
(3) Holidays                    If the above repayment or interest payment date falls on a holiday, payment day will be ( 1  2  3) (indicate with __)

(Treatment of holiday)

1    The business day prior to the holiday
2    The business day after the holiday
3 The business day after the holiday; however, the business day before the holiday if the end of month falls on a holiday

                                   [illegible]

                                                                Revolving # 0001


                                                      March 22, Heisei 13 [2001]

To: Messrs The Tokyo-Mitsubishi Bank, Ltd.


                                      Address:
                                      Applicant: _____________________________

                                      Address:
                                      Joint Guarantor: _______________________

                                      Address:
                                      Joint Guarantor: _______________________


I agree to the following conditions in addition to each and all items and conditions of the Bank Transaction Contract filed separately in relation to the current overdraft transaction of my current account (exclusive account):

(Transaction Outline)

Revolving amount of                Enter (Y) symbol before the                            yen
overdraft principal                amount                                         (Yen) 200,000,000
---------------------------------------------------------------------------------------------------
Period of business                                             December 28, Heisei 13
 transaction
---------------------------------------------------------------------------------------------------
                              If no intention is declared by either applicant, the period will be extended thereafter one month.
---------------------------------------------------------------------------------------------------------
Deposit A/C for payment       Shinyokohama                             #                 Holder:
                               branch           current.regular        0157657[?]        applicant
---------------------------------------------------------------------------------------------------------


Article 1 (Method of Transaction)

1. It is agreed that the applicant will file an application to open his current overdraft exclusive account separately in connection with the overdraft transaction based on this agreement.

2. It is agreed that in case I make use of the current overdraft I will make payments in accordance with the Bank's repayment claim form designated exclusively for this purpose. If there are more than one accounts, the account used shall be the one the Bank designates.

3. The above repayment amount shall be within the balance amount which is the difference between the above revolving overdraft principal amount minus the amount of the overdraft outstanding.

4. It is agreed that the Bank will be able to require payments, at its own discretion, over and above the revolving amount. The applicant will make the payment exceeding the revolving amount immediately upon the Bank's request.

5. This overdraft exclusive account supported by this agreement will not be used to settle bills, notes and checks and/or debit transfer accounts other than the payment claimed by the Bank in accordance with Article 1.2 without its permission, nor will it be used as a receiving account of the applicant and/or a third party.

                                        (hereunder will be on the reverse side.)

33
______________________
2-6-23 Shinyokohama
Kaneko Daini Bldg. 7th fl.
Kohokuku, Yokohamashi
222-0033
Messrs Ashisuto Japan Kabushiki Kaisha
(0011973)_________________________
                    215 0157650

The Tokyo-Mitsubishi Bank, Ltd.
Shinyokohama Branch (215)
March 22, Heisei 13[2001]


Account #          0157650
------------------------------------------
Type               Current overdraft (72)
------------------------------------------
Transaction #      0001001
------------------------------------------
Repayment a/c      (215) Shinyokohama
                   Regular a/c 0157650
------------------------------------------
Loan date          March 22, Heisei 13
------------------------------------------
Loan amount        (Y)200,000,000
------------------------------------------
                   June 22, Heisei 13
------------------------------------------
[illegible] or     1.500%
 rate
------------------------------------------

Schedule for loan repayment (interest payment)

No.      Payment date      Principal (a)        Interest(b)         Total(a)+(b)         Balance       Note
          (Interest)                         (or guaranty fee)
-------------------------------------------------------------------------------------------------------------
                                                                                      (Y)200,000,000
1       Heisei 13/03/30             (Y)0           (Y)230,136         (Y)230,136         200,000,000
2       Heisei 13/04/27                0              279,452            279,452         200,000,000
3       Heisei 13/05/31                0              180,821            180,821         200,000,000
4       Heisei 13/06/22      200,000,000                    0        200,000,000                   0


                                                                Date:  3/19/2001
                                                                     -----------

To:  The Bank of Tokyo-Mitsubishi, Limited

                                   GUARANTEE

The maximum amount guaranteed                       JPY 200,000,000
--------------------------------------------------------------------------------
The term of this guarantee                          December 31, 2001
--------------------------------------------------------------------------------

In regard to any and all obligations the Principal presently owes and/or may owe your Bank at any time until the date set forth as a result of transactions above provided for in Article 1 of the Agreement on Bank Transactions on which the principal separately agreed with your Bank, the Guarantor shall be jointly and severally liable with the Principal for the performance of all such obligations to the extent of the maximum amount set forth above, and the Guarantor hereby agrees to abide by the terms and conditions of the said Agreement on Bank Transactions as well as the terms set forth below with regard to the performance of any such obligations:

1. Even if your Bank changes or releases the security or other guarantees at your Bank's convenience, the Guarantor shall not claim exemption from the obligations.

2. The Guarantor shall not effect a setoff by any of the Principal's deposits or credits with your Bank.

3. If and when the Guarantor performs any obligations of this guarantee, the Guarantor shall not exercise any rights obtained from your Bank by subrogation without the prior approval of your Bank so long as transactions between the Principal and your Bank continue. Upon your Bank's demand, the Guarantor shall assign such rights and priority to your Bank without compensation.

4. In cases in which the Guarantor has given or gives in the future any other guarantee in regard to any of the principal's obligations to your Bank, the total amount of the obligations guaranteed shall, unless otherwise agreed, be the aggregate of such guarantees, and this guarantee shall not affect any such other guarantees.

                             The Principal:   Takezumi Nashiki,
                                              Representative Director
                                              Asyst Japan, Inc.
                                              Kaneko Dai - 2 Bldg., 2-6-23 Shin-
                                              Yokohama, Kohoku-ku Yokohama-shi
                                              Kanagawa 222-0033

                             The Guarantor:   /s/ Douglas McCutcheon, SrVP, CFO
                                              ---------------------------------
                                              Asyst Technologies, Inc.
                                              48761 Kato Rd., Freemont, CA 94538
                                              By: Douglas McCutcheon

                                       1